SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 29, 2004

                            Pathfinder Bancorp, Inc.
          -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

       Federal                        000-23601                 16-1540137
----------------------------     ---------------------      --------------------
 (State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
   of incorporation)                                      Identification No.)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (315) 343-0057
                                 --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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

Section  2  -  Financial  Information

Item  2.02

On October 29, 2004, Pathfinder Bancorp, Inc. issued a press release disclosing third quarter 2004 financial results. A copy of the press release is included as Exhibit 99.1 to this report.

The information in Item 2.02 to this Form 8-K and Exhibit 99.1 in accordance with general instruction B.2 of Form 8-K, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except shall be expressly set forth by specific in such filing.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PATHFINDER  BANCORP,  INC.

Date:  October  29,  2004                  By:  /s/  Thomas  W.  Schneider
                                           --------------------------------
                                           Thomas  W.  Schneider
                                           President  and  Chief  Executive
                                           Officer

EXHBIT  INDEX
-------------

99.1 Earning release dated October 29, 2004 announcing September 30, 2004 earnings.

Exhibit  99.1

FOR  IMMEDIATE  RELEASE
-----------------------

CONTACT:  Thomas  W.  Schneider  -  President,  CEO
          James  A.  Dowd  -  VICE  PRESIDENT,  CFO
          Telephone:  (315)  343-0057





            PATHFINDER BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS

Oswego, New York, October 29, 2004 Pathfinder Bancorp, Inc., the mid-tier holding company of Pathfinder Bank, (NASDAQ SmallCap Market; symbol: PBHC, listing: PathBcp) reported net income of $360,000, or $0.15 per share, for the three months ended September 30, 2004 as compared to $333,000, or $0.14 per share for the same period in 2003. For the nine months ended September 30, 2004, the Company reported net income of $1.2 million, or $0.50 per share, compared to $1.3 million, or $0.55 per share, for the same period in 2003.

"The increase in quarterly earnings reflects our emphasis throughout this year to increase sources of non-interest income," according to Thomas W. Schneider, President and Chief Executive Officer. "Net interest margin expansion will remain challenging as a result of both competitive and interest rate factors. Enhancing non-margin dependent sources of revenue will remain critical. During the past quarter, the Company engaged outside professionals to assist in this effort. We anticipate continued growth of non-interest revenue going forward, while the expense of this engagement is front-loaded in the second half of 2005."

Net interest income for the quarter ended September 30, 2004 decreased slightly when compared to the same period during 2003. Interest income decreased $82,000, or 2%, partially offset by a decrease in interest expense of $36,000, or 3%. Net interest rate spread decreased to 3.17% for the third quarter of 2004 from 3.52% for the same period in 2003. Average interest-earning assets increased 8% to $271.6 million in the quarter ended September 30, 2004 as compared to $250.5 million in the quarter ended September 30, 2003, while the yield on those assets decreased 58 basis points to 5.33% compared to 5.91% for the same period in 2003. The increase in average earning assets is primarily attributable to a $22.3 million increase in investment securities and a $4.9 million increase in interest-earning deposits. Average interest-bearing liabilities increased $17.5 million, while the cost of funds decreased 22 basis points to 2.16% from 2.38% for the same period in 2003. The increase in the average balance of interest-bearing liabilities resulted primarily from a $25.6 million, or 13%, growth in average deposits. The growth in deposits primarily resulted from attracting new municipal deposit customers.

Provision for loan losses for the quarter ended September 30, 2004 decreased 11% to $112,000 from $126,000 for the same period in 2003. The Company's ratio of allowance for loan losses to period end loans has increased to 1.00% at September 30, 2004 from 0.91% at December 31, 2003. Nonperforming loans to period end loans remained fairly consistent at 1.56% at September 30, 2004, compared to 1.57% at December 31, 2003.

Other income, net of gains and losses from the sale of securities, loans and foreclosed real estate, increased to $502,000 for the quarter ended September 30, 2004 compared to $446,000 for the same period in the prior year. The increase in other income is primarily attributable to a $38,000 increase in service charges on deposit accounts and a $23,000 increase in other charges, commissions and fees, partially offset by a $9,000 decrease in earnings on bank owned life insurance. Net gains and losses from the sale of securities, loans and foreclosed real estate increased $58,000 to $213,000 for the quarter ended September 30, 2004 compared to $155,000 for the same period in the prior year.

Other expenses remained consistent at $2.3 million for the quarter ended September 30, 2004 and September 30, 2003. During the third quarter of 2004, salaries and employee benefits, building occupancy expenses and data processing expenses increased $94,000, $6,000 and $28,000, respectively. These increases were partially offset by a $58,000 decrease in professional and other services and a $24,000 decrease in other operating expenses. The increase in salaries and employee benefits primarily resulted from an increase in personnel and an increase in employee benefit costs. The decrease in professional and other services and other operating expenses primarily resulted from operating costs associated with a foreclosed real estate property not recurring in 2004 as the property was sold during 2003, advertising costs in 2003 relating to the production of television commercials which did not recur in 2004 and a reduction in outside mortgage consulting expenses which are now performed by in-house personnel.

Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York. The Bank has six full service offices located in its market area consisting of Oswego County. Financial highlights for Pathfinder Bancorp, Inc. are attached. Presently, the only business conducted by Pathfinder Bancorp, Inc. is the 100% ownership of Pathfinder Bank and Pathfinder Statutory Trust I.


This release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.

                            PATHFINDER BANCORP, INC.
                              FINANCIAL HIGHLIGHTS
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                              For the three months           For the nine months
                                                              ended September 30,            ended September 30,
                                                                  (Unaudited)                    (Unaudited)
-------------------------------------------------------------------------------------------------------------------
                                                               2004             2003             2004          2003
-------------------------------------------------------------------------------------------------------------------

CONDENSED INCOME STATEMENT
Interest income. . . . . . . . . . . . . . . . . . .  $       3,595   $        3,677   $       10,838   $   11,555
Interest expense . . . . . . . . . . . . . . . . . .          1,392            1,428            4,145        4,560
                                                      --------------  ---------------  ---------------  -----------
Net interest income. . . . . . . . . . . . . . . . .          2,203            2,249            6,693        6,995
Provision for loan losses. . . . . . . . . . . . . .            112              126              407          492
                                                      --------------  ---------------  ---------------  -----------
Net interest income after provision for loan losses.          2,091            2,123            6,286        6,503
Other income . . . . . . . . . . . . . . . . . . . .            715              601            2,245        2,139
Other expense. . . . . . . . . . . . . . . . . . . .          2,320            2,274            6,897        6,816
                                                      --------------  ---------------  ---------------  -----------
Income before taxes. . . . . . . . . . . . . . . . .            486              450            1,634        1,826
Provision for income taxes . . . . . . . . . . . . .            126              117              429          484
                                                      --------------  ---------------  ---------------  -----------
Net income . . . . . . . . . . . . . . . . . . . . .  $         360   $          333   $        1,205   $    1,342
                                                      ==============  ===============  ===============  ===========

KEY EARNINGS RATIOS
Return on average assets . . . . . . . . . . . . . .           0.48%            0.47%            0.54%        0.63%
  RETURN ON AVERAGE ASSETS - CASH EARNINGS*. . . . .           0.55%            0.54%            0.62%        0.70%
Return on average equity . . . . . . . . . . . . . .           6.62%            6.29%            7.40%        8.47%
  RETURN ON AVERAGE EQUITY - CASH EARNINGS*. . . . .           7.56%            7.29%            8.40%        9.46%
Net interest margin (tax equivalent) . . . . . . . .           3.28%            3.63%            3.29%        3.69%


SHARE AND PER SHARE DATA
Basic weighted average shares outstanding. . . . . .      2,438,796        2,415,681        2,433,264    2,426,206
Basic earnings per share . . . . . . . . . . . . . .  $        0.15   $         0.14   $         0.50   $     0.55
Diluted earnings per share . . . . . . . . . . . . .           0.15             0.14             0.49         0.54
  CASH EARNINGS PER SHARE - BASIC* . . . . . . . . .           0.17             0.16             0.56         0.62
Cash dividends per share . . . . . . . . . . . . . .         0.1025             0.10           0.3025         0.30
Book value per share . . . . . . . . . . . . . . . .              -                -             9.02         8.79

                                                         (Unaudited).                      (Unaudited)  (Unaudited)
                                                       September 30, .  December 31,    September 30,  September 30,
                                                               2004             2003             2003         2002
                                                      --------------  ---------------  ---------------  -----------
SELECTED BALANCE SHEET DATA
Assets . . . . . . . . . . . . . . . . . . . . . . .  $     303,029   $      277,940   $      287,478   $  258,184
Earning assets . . . . . . . . . . . . . . . . . . .        274,207          254,755          261,582      236,898
Total loans. . . . . . . . . . . . . . . . . . . . .        187,788          188,717          194,226      172,957
Deposits . . . . . . . . . . . . . . . . . . . . . .        236,731          206,894          212,094      179,819
Borrowed Funds . . . . . . . . . . . . . . . . . . .         35,360           40,960           45,060       46,644
Trust Preferred Debt . . . . . . . . . . . . . . . .          5,155            5,000            5,000        5,000
Shareholders' equity . . . . . . . . . . . . . . . .         21,953           21,785           21,374       23,231

ASSET QUALITY RATIOS
Net loan charge-offs (annualized) to average loans .           0.17%            0.19%            0.19%        0.92%
Allowance for loan losses to period end loans. . . .           1.00%            0.91%            0.88%        0.95%
Allowance for loan losses to nonperforming loans . .          63.94%           57.32%           71.19%       99.82%
Nonperforming loans to period end loans. . . . . . .           1.57%            1.59%            1.23%        0.95%
Nonperforming assets to total assets . . . . . . . .           1.06%            1.15%            0.96%        1.20%


* Cash earnings excludes noncash charges for amortization relating to intangibles and the allocation of ESOP stock:

                                         For the three months    For the nine months
                                            ended Sept. 30,        ended Sept. 30,
                                              2004     2003        2004       2003
------------------------------------------------------------------------------------

    Net  Income. . . . . . . . . . . . . . .  $360     $333       $1,205     $1,342
    Add back (net of tax effect):
                 Amortization of intangibles    33       33          100        101
                 Stock-based compensation. .    18       20           62         56
------------------------------------------------------------------------------------
    Cash earnings. . . . . . . . . . . . . .  $411     $386       $1,367     $1,499
====================================================================================
